Exhibit 5.1

August 6, 2013

Simon Worldwide, Inc.

18952 MacArthur Boulevard

Irvine, California 92612

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Simon Worldwide, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-1, as amended as of the effective date thereof and including all exhibits thereto (the “Registration Statement”). The Registration Statement includes a prospectus (the “Prospectus”) to be furnished to shareholders of the Company in connection with the distribution by the Company to its shareholders of non-transferable subscription rights (the “Rights”) entitling the holders thereof to purchase shares of common stock of the Company (“Common Stock”). The Registration Statement covers up to 23,854,680 shares of Common Stock (the “Rights Shares”) that may be issued and sold by the Company upon exercise of the Rights. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

As counsel to the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and such other instruments as we have deemed necessary or appropriate for the purposes of rendering the opinions set forth below. As to certain factual matters, we have relied, without independent verification, on certificates of public officials and certificates of officers and representatives of the Company. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and reported judicial decisions relating thereto (the “Relevant Law”).

We express no opinion as to the effect of events occurring, circumstances arising or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware. Based upon and subject to the foregoing and to the statements below, we advise you that, in our opinion:

1. The Rights have been duly authorized and, when issued in accordance with the terms and conditions set forth in the Prospectus, will be validly issued and will be legal, binding obligations of the Company under Relevant Law, except as may be limited or otherwise affected by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors generally and (b) principles of equity, whether considered at law or in equity.

2. The Rights Shares, when issued and delivered against payment therefor in accordance with the terms and conditions of the Rights set forth in the Prospectus while the Registration Statement continues in effect, will be validly issued, fully paid and non-assessable under Relevant Law.

In the rendering the above opinions, we assume that all appropriate actions will be taken, prior to or following the issuance of the Rights and the offer and sale of the Rights Shares, to register and qualify such securities for sale under all applicable state securities or “blue sky” laws.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving our consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Munger, Tolles & Olson LLP

Munger, Tolles & Olson LLP